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                                                                      Exhibit 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the inclusion of our reports dated February 17, 1995 with respect to the financial statements and schedules of CII Financial, Inc. and its subsidiaries, appearing in the Annual report on Form 10-K of CII Financial, Inc. for the year ended December 31, 1994, in this Current Report on Form 8-K of Sierra Health Services, Inc. and to the incorporation by reference of such reports in Registration Statement Nos. 2-99954, 33-6920, 33-41542, 33-41543,
33-82474 and 33-60901 of Sierra Health Services, Inc. on Form S-8 and Registration Statement Nos. 33-59187 and 33-60591 of Sierra Health Services, Inc. on Form S-4.


                                             /s/ BDO SEIDMAN, LLP
                                             -----------------------------
                                             BDO SEIDMAN, LLP

Los Angeles, California
July 6, 1995